Edwards Lifesciences Corporation One Edwards Way · Irvine, CA USA · 92614 Phone: 949.250.2500 · www.edwards.com

FOR IMMEDIATE RELEASE

Media Contact:  Amy Meshulam, 949-250-4009
Investor Contact:  Mark Wilterding, 949-250-6826

EDWARDS LIFESCIENCES REPORTS FIRST QUARTER RESULTS
IRVINE, CA, Apr. 23, 2025 — Edwards Lifesciences (NYSE: EW) today reported financial results for the quarter ended Mar. 31, 2025.
Recent Highlights
•Q1 sales grew 6.2% to $1.41 billion, or 7.9% adjusted1
•Q1 TAVR sales grew 3.8%; constant currency1 sales grew 5.4%, better than expected
•Q1 TMTT sales grew 58% to $115 million with meaningful contribution to Edwards' growth
•Q1 EPS of $0.622; adjusted1 EPS of $0.64
•SAPIEN M3 CE Mark approval uniquely positions Edwards with a comprehensive TMTT portfolio
•NCD finalized for transcatheter tricuspid valve replacement, expanding patient access to EVOQUE
•Multiple TAVR studies presented at ACC confirm the need for urgent patient referral to Heart Team
•Data from Heart Valve Society meeting confirm long-term durability of Edwards’ RESILIA tissue
2025 Outlook
•Raising TMTT sales guidance range to $530 million to $550 million
•Reiterating TAVR and Surgical sales growth guidance
•Reiterating 8-10% Edwards sales growth guidance; increasing sales guidance to $5.7 to $6.1 billion
•Reaffirming adjusted EPS of $2.40 to $2.50, including estimated JenaValve dilution and tariff impact

“The many milestones achieved this quarter are the result of our structural heart-focused strategy and our decades of unwavering dedication to driving breakthrough innovation in pioneering and leading categories. Collectively, these milestones mark the significant progress we have made to unlock this large and growing opportunity to transform care for millions of structural heart patients around the world,” said Bernard Zovighian, CEO. “We are pleased with our strong start to the year and have confidence in our 2025 outlook. Looking to the future, we will build on the many impactful catalysts for our company, which position us for distinguished growth in the years ahead.”

Transcatheter Aortic Valve Replacement (TAVR)
In the first quarter, the company reported TAVR sales of $1.05 billion, which grew 3.8% versus the prior year, 5.4% on a constant currency basis, or 6.5% further adjusted for one less billing day. Constant currency growth was comparable in the United States ("U.S.") and Outside of the United States ("OUS"). Edwards' strong competitive position and pricing remained stable globally, with some regional variability.
In the U.S., the company’s leading SAPIEN 3 Ultra RESILIA platform continues to demonstrate strong performance. Edwards is advancing initiatives to help hospitals treat structural heart patients efficiently and manage increasing procedure volumes. The company remains encouraged by hospitals that have demonstrated the ability to scale to accommodate procedure growth. Edwards is encouraged by discussions with key clinicians on the long-term impact of the EARLY TAVR data to streamline patient care. In addition, Edwards expects asymptomatic indication approval in the second quarter.
Outside of the U.S., the company continues to focus on the value of its differentiated technology and increasing therapy adoption, especially in areas where TAVR remains underutilized and many patients go without care. In the first quarter, sales growth in Europe was supported by the continued expansion of SAPIEN 3 Ultra RESILIA. In Japan, Edwards remains dedicated to addressing the significant undertreatment of aortic stenosis among the substantial elderly population in Japan.
Transcatheter Mitral and Tricuspid Therapies (TMTT)
Edwards’ unique and increasingly differentiated TMTT portfolio drove another quarter of impressive growth, with a meaningful contribution to overall company performance. First quarter sales were $115 million, representing growth of 58% year-over-year, or more than 60% on a constant currency basis, led by increased adoption and balanced contribution from PASCAL and EVOQUE in the U.S., Europe and globally.
PASCAL continues to demonstrate its value for patient care. Its differentiated features are driving distinguished clinical outcomes, and adoption is increasing at both new and existing sites around the world. The EVOQUE commercial launch is progressing well in the U.S. and Europe, with continuing excellent patient outcomes. The recent CE Mark approval of the SAPIEN M3 in Europe, the world’s first transcatheter mitral valve replacement system, will benefit many patients with mitral regurgitation who have limited treatment options.
With EVOQUE, SAPIEN M3 and PASCAL, Edwards is uniquely positioned to meet the broad and diverse needs of patients with tricuspid and mitral valve diseases.
Surgical
In Surgical, first quarter global sales of $251 million increased 1% over the prior year, or 3% on a constant currency basis. The company continues to see positive procedure growth globally for the many patients best treated with Edwards’ premium RESILIA tissue portfolio including MITRIS, INSPIRIS and KONECT.

Also in the first quarter, Edwards made progress advancing important innovations around the world. MITRIS launched in China with positive surgeon feedback. Additionally, the company anticipates receiving CE Mark approval for the KONECT aortic valved conduit in Europe before year-end.
Additional Financial Results
For the quarter, the gross profit margin was 78.7% compared to 78.4% in the same period last year.
Selling, general and administrative expenses in the first quarter were $466 million, or 33.0% of sales, which was better than the company’s expectation for the quarter driven by lower sequential spending and deferral of certain strategic investments originally planned for Q1.
Research and development expense of $255 million in the quarter was equivalent to 18.0% of sales, a reduction from 19.6% of sales in the previous quarter. This lower ratio of spending reflects the company’s prioritized investments in its structural heart portfolio in areas where Edwards believes there are significant opportunities for profitable growth.
Operating profit margin in the first quarter of 27.9%, or 29.1% adjusted, was driven by better-than-expected sales and favorable mix, as well as some variable expenses delayed beyond Q1.
Cash and cash equivalents were approximately $3.1 billion as of March 31, 2025. Total debt was approximately $600 million.
Outlook
Edwards is raising its 2025 TMTT sales guidance range to $530 to $550 million, from $500 million to $530 million, driven by more favorable foreign exchange and continued business momentum. Separately, total company, TAVR and Surgical sales growth guidance ranges remain unchanged, but the company is increasing its original total company sales dollar guidance range by $100 million to account for recent movement in FX rates. Edwards now expects total company sales of $5.7 to $6.1 billion in 2025. The company expects pressure on its operating margin as a result of the weakening dollar, the impact of announced tariffs and the expected close of the JenaValve acquisition. However, the company is implementing plans to mitigate these anticipated costs and maintains its full-year operating margin guidance of 27% to 28% and EPS guidance of $2.40 to $2.50. For the second quarter of 2025, the company projects total sales to be between $1.45 and $1.53 billion and adjusted EPS of $0.59 to $0.65.

About Edwards Lifesciences
Edwards Lifesciences is the leading global structural heart innovation company, driven by a passion to improve patient lives. Through breakthrough technologies, world-class evidence and partnerships with clinicians and healthcare stakeholders, our employees are inspired by our patient-focused culture to deliver life-changing innovations to those who need them most. Discover more at www.edwards.com and follow us on LinkedIn, Facebook, Instagram and YouTube.

Conference Call and Webcast Information
The company will be hosting a conference call today at 2:00 p.m. PT to discuss its first quarter results. To participate in the conference call, dial (877) 704-2848 or (201) 389-0893. The call will also be available live and archived on the “Investor Relations” section of the Edwards website at ir.edwards.com or www.edwards.com.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements can sometimes be identified by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “forecast,” “potential,” “predict,” "early clinician feedback," “expect,” “intend,” “guidance,” “outlook,” “optimistic,” “aspire,” “confident” or other forms of these words or similar expressions and include, but are not limited to, statements made by Mr. Zovighian, second quarter and fiscal year 2025 financial guidance, our expected growth and accelerating growth due to, among other things, asymptomatic TAVR approval; durability of our RESILIA tissue; global adoption of, and differentiated features of, our devices; scaling of hospitals to accommodate procedure growth; expansion of evidence, approvals, clinical trial outcomes and impacts; patient outcomes; expectations for R&D and SG&A spending; effects of the JenaValve transaction; the highlights in the Guidance and Outlook section and the information in the Outlook section. No inferences or assumptions should be made from statements of past performance, efforts, or results which may not be indicative of future performance or results. Forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain, difficult to predict, and may be outside of the company’s control. The company's forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. If the company does update or correct one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.

Edwards' guidance reflects the Company’s current estimates of the impact from tariffs that are in effect or have been announced as of the time of this press release and assumes such tariffs remain in place for the remainder of 2025. Any modification to such tariffs, or any new tariffs, could have a material impact on the Company’s future financial results and guidance.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements. Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include risk and uncertainties associated with the risks detailed in the company's filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2024, and its other filings with the SEC. These filings, along with important safety information about our products, may be found at edwards.com.

Edwards, Edwards Lifesciences, the stylized E logo, EARLY TAVR, EVOQUE, INSPIRIS, KONECT, MITRIS, PARTNER, PARTNER 3, PASCAL, RESILIA, SAPIEN, SAPIEN M3, SAPIEN 3, and SAPIEN 3 Ultra are trademarks of Edwards Lifesciences Corporation or its affiliates. All other trademarks are the property of their respective owners.

[1]The company uses the terms “adjusted” and "constant currency” when referring to non-GAAP sales from continuing operations and sales growth information, respectively, which excludes currency rate fluctuations and newly acquired products. Adjusted earnings per share from continuing operations is a non-GAAP item computed on a diluted basis and in this press release also excludes certain litigation expenses, amortization of intangible assets, and separation costs. See “Non-GAAP Financial Information” and reconciliation tables below.
[2]Reported sales and diluted EPS are from continuing operations.

EDWARDS LIFESCIENCES CORPORATION
Unaudited Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended March 31,
	2025	2024
Net sales	$1,412.7	$1,329.9
Cost of sales	301.6	286.9
Gross profit	1,111.1	1,043.0
Selling, general, and administrative expenses	465.7	428.4
Research and development expenses	254.6	256.7
Intellectual property agreement and certain litigation expenses	10.9	8.9
Separation costs	4.2	—
Other operating income, net	(19.1)	—
Operating income, net	394.8	349.0
Interest income, net	(36.5)	(16.5)
Other non-operating income, net	(2.6)	(5.7)
Income from continuing operations before provision for income taxes	433.9	371.2
Provision for income taxes	70.3	46.3
Net income from continuing operations	$363.6	$324.9
(Loss) income from discontinued operations, net of tax	(7.2)	26.1
Net income	356.4	351.0
Net loss attributable to noncontrolling interest	(1.6)	(0.9)
Net income attributable to Edwards Lifesciences Corporation	$358.0	$351.9

Earnings (loss) per share:
Basic:
Continuing operations	$0.62	$0.54
Discontinued operations	$(0.01)	$0.04
Basic earnings per share	$0.61	$0.58
Diluted:
Continuing operations	$0.62	$0.54
Discontinued operations	$(0.01)	$0.04
Diluted earnings per share	$0.61	$0.58

Weighted-average common shares outstanding:
Basic	586.9	601.6
Diluted	587.8	604.1

Operating statistics from continuing operations
As a percentage of net sales:
Gross profit	78.7%	78.4%
Selling, general, and administrative expenses	33.0%	32.2%
Research and development expenses	18.0%	19.3%
Operating income	27.9%	26.2%
Income before provision for income taxes	30.7%	27.9%
Net income from continuing operations	25.7%	24.4%

Effective tax rate	16.2%	12.5%

Note: Numbers may not calculate due to rounding.

EDWARDS LIFESCIENCES CORPORATION
Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company’s industry to enhance comparability of the Company’s financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations). The Company uses the terms "adjusted" and “constant currency" when referring to non-GAAP sales from continuing operations and sales growth information, respectively, which excludes currency exchange rate fluctuations and newly acquired products. The Company uses the term “adjusted” to also exclude certain litigation expenses, amortization of intangible assets, and separation costs.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results, and evaluating current performance. These non-GAAP financial measures are used in addition to, and in conjunction with, results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations by investors that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting the Company's business and facilitate comparability to historical periods.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A reconciliation of non-GAAP historical financial measures to the most comparable GAAP measure is provided in the tables below.

Fluctuations in currency exchange rates impact the comparative results and sales growth rates of the Company's underlying business. Management believes that excluding the impact of currency exchange rate fluctuations from its sales growth provides investors a more useful comparison to historical financial results. The impact of the fluctuations has been detailed in the "Reconciliation of Sales by Product Group and Region."

Guidance for sales and sales growth rates is provided on a "constant currency basis," and projections for diluted earnings per share, net income and growth, gross profit margin, taxes, and free cash flow are also provided on a non-GAAP basis, as adjusted, for the items identified above due to the inherent difficulty in forecasting such items without unreasonable efforts. The Company is not able to provide a reconciliation of the non-GAAP guidance to comparable GAAP measures due to the unknown effect, timing, and potential significance of special charges or gains, and management's inability to forecast charges associated with future transactions and initiatives.

Management considers free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by business operations, after deducting payments for capital expenditures, which can then be used for strategic opportunities or other business purposes including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet, and repurchasing stock.

The items described below are adjustments to the GAAP financial results in the reconciliations that follow:

Certain Litigation Expenses - The Company incurred certain litigation expenses of $10.9 million and $8.9 million in the first quarter of 2025 and 2024, respectively.

Amortization of Intangible Assets - The Company recorded amortization expense related to developed technology and patents in the amount of $1.4 million and $0.5 million in the first quarter of 2025 and 2024, respectively.

Separation Costs - The Company recorded expenses of $4.2 million in the first quarter of 2025 related to consulting, legal, tax, and other professional advisory services related to the sale of Critical Care.

Provision for Income Taxes - The income tax impacts of the expenses and gains discussed above are based upon the items' forecasted effect upon the Company's full year effective tax rate. Adjustments to forecasted items unrelated to the expenses and gains above, as well as impacts related to interim reporting, will have an effect on the income tax impact of these items in subsequent periods.

EDWARDS LIFESCIENCES CORPORATION
Unaudited Reconciliation of GAAP to Non-GAAP Financial Information
(in millions, except per share and percentage data)

	Three Months Ended March 31, 2025
	Net Sales	Gross Profit Margin	Operating Income, net	Operating Profit Margin	Net Income	Diluted EPS	Effective Tax Rate
GAAP - Continuing Operations	$1,412.7	78.7%	$394.8	27.9%	$363.6	$0.62	16.2%
Net loss attributable to noncontrolling interests	—	—	—	—	1.6	—	—
Total attributable to Edwards Lifesciences Corporation	1,412.7	78.7%	394.8	27.9%	365.2	0.62	16.2%
Non-GAAP adjustments: (A) (B)
Certain litigation expenses	—	—	10.9	0.8	8.8	0.01	0.1
Amortization of intangible assets	—	—	1.4	0.1	1.2	—	—
Separation costs	—	—	4.2	0.3	3.4	0.01	—
Adjusted	$1,412.7	78.7%	$411.3	29.1%	$378.6	$0.64	16.3%

	Three Months Ended March 31, 2024
	Net Sales	Gross Profit Margin	Operating Income, net	Operating Profit Margin	Net Income	Diluted EPS	Effective Tax Rate
GAAP - Continuing Operations	$1,329.9	78.4%	$349.0	26.2%	$324.9	$0.54	12.5%
Net loss attributable to noncontrolling interests	—	—	—	—	0.9	—	—
Total attributable to Edwards Lifesciences Corporation	1,329.9	78.4%	349.0	26.2%	325.8	0.54	12.5%
Non-GAAP adjustments: (A) (B)
Certain litigation expenses	—	—	8.9	0.7	7.4	0.01	0.1
Amortization of intangible assets	—	0.1	0.5	—	0.4	—	—
Adjusted	$1,329.9	78.5%	$358.4	26.9%	$333.6	$0.55	12.6%

(A)See description of non-GAAP adjustments under "Non-GAAP Financial Information."
(B)The tax effect on non-GAAP adjustments is calculated based upon the impact of the relevant tax jurisdictions’ statutory tax rates on the Company’s estimated annual effective tax rate, or discrete rate in the quarter, as applicable. The impact on the effective tax rate is reflected on each individual non-GAAP adjustment line item.

RECONCILIATION OF SALES BY PRODUCT GROUP AND REGION

					2025 Adjusted		2024 Adjusted
Sales by Product Group (QTD) - Continuing Operations	1Q 2025	1Q 2024	Change	GAAP Growth Rate*	Implantable Heart Failure Management	1Q 2025 Adjusted Sales	FX Impact	1Q 2024 Adjusted Sales	Constant Currency Growth Rate *
Transcatheter Aortic Valve Replacement	$1,046.6	$1,007.9	$38.7	3.8%	$—	$1,046.6	$(15.1)	$992.8	5.4%
Transcatheter Mitral and Tricuspid Therapies	115.2	72.9	42.3	58.1%	(0.4)	114.8	(1.8)	71.1	61.4%
Surgical Structural Heart	250.9	249.1	1.8	0.7%	—	250.9	(4.6)	244.5	2.6%
Total	$1,412.7	$1,329.9	$82.8	6.2%	$(0.4)	$1,412.3	$(21.5)	$1,308.4	7.9%

					2025 Adjusted		2024 Adjusted
Sales by Region (QTD) - Continuing Operations	1Q 2025	1Q 2024	Change	GAAP Growth Rate*	Implantable Heart Failure Management	1Q 2025 Adjusted Sales	FX Impact	1Q 2024 Adjusted Sales	Constant Currency Growth Rate *
United States	$838.9	$782.1	$56.8	7.3%	$(0.4)	$838.5	$—	$782.1	7.2%
Europe	341.8	326.0	15.8	4.9%	—	341.8	(11.9)	314.1	8.8%
Japan	81.8	86.0	(4.2)	(4.9)%	—	81.8	(3.4)	82.6	(1.0)%
Rest of World	150.2	135.8	14.4	10.6%	—	150.2	(6.2)	129.6	15.9%
Outside of the United States	573.8	547.8	26.0	4.8%	—	573.8	(21.5)	526.3	9.0%
Total	$1,412.7	$1,329.9	$82.8	6.2%	$(0.4)	$1,412.3	$(21.5)	$1,308.4	7.9%

* Numbers may not calculate due to rounding.

Three Months Ended March 31,
2025
TAVR constant currency growth rate	5.4%
Impact of billing days	1.1%
TAVR billing days adjusted growth rate	6.5%